Exhibit 99.1

ASPEN INSURANCE REITERATES SERIOUS CONCERNS WITH ENDURANCE

“PROPOSAL” IN LETTER TO SHAREHOLDERS

Hamilton, Bermuda – April 20, 2014 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) today issued a letter to shareholders regarding a previously disclosed unsolicited proposal from Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE:ENH) to acquire Aspen for a combination of Endurance common stock and cash.

Glyn Jones, Chairman of the Board of Directors, said: “Since Endurance publicized its letter to Aspen on 14th April, we have actively reached out to shareholders and have found overwhelming consensus for our rejection of Endurance’s ill-conceived ‘proposal,’ which undervalues Aspen, represents a strategic mismatch and carries significant execution risk. Furthermore, our discussions with clients and brokers have confirmed our view that the combination would result in substantial dis-synergies. Mr. Charman’s characterizations are merely an attempt to deflect from the real point that the ‘proposal’ is unattractive and not actionable.”

Goldman, Sachs & Co. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP are acting as legal advisors to Aspen.

The text of the letter is provided below:

April 20, 2014

Dear Aspen Shareholders:

As you are undoubtedly aware, the Board of Directors of Aspen Insurance Holdings Limited believes that the transaction that Endurance Specialty Holdings Ltd. seeks with Aspen – first indicated in its 18th February letter, repeated again in its 3rd April letter and then repeated publicly on 14th April – is not in the best interests of Aspen or its shareholders. Since Endurance publicized its letter on 14th April, we have been in touch with a number of you, as well as a number of our clients and brokers, and have found overwhelming consensus for our rejection of Endurance’s “proposal.”

We have repeatedly informed Endurance of our serious concerns regarding its “proposal,” but Endurance has failed to respond substantively to any of them. These concerns include:

Endurance significantly undervalues Aspen’s business

The Aspen Board has concluded that Aspen will be able to create superior value for Aspen shareholders based on our standalone plan. We have built a diversified business with a clear strategy, strong balance sheet, proven management team and disciplined risk management, and are confident that continued execution of our strategy provides value far in excess of what is suggested in a risky combination with Endurance. In that regard, the investments we have made in our Lloyd’s business and US Insurance business are on track to fulfill our expectations, and we expect our book value to increase meaningfully as a result. We are very focused on executing on our clear strategy for building superior value for you.

Endurance stock as consideration in a combination is not appealing

Endurance has an unattractive business mix and quality of earnings issues. A combination with Endurance would cause Aspen and its shareholders to suffer from the difficulties attributable to Endurance’s business, including: (1) its over-reliance on crop insurance, a business which is troubled, low-margin, recently volatile and exposed to major risks, (2) the lack of progress in its other insurance businesses, which are in a nascent stage and (3) its weak reinsurance business. Moreover, Endurance’s earnings in recent years have been driven disproportionately by prior-year reserve releases. The combination Endurance proposes is, in our view, an effort by Endurance to solve its business issues at the expense of Aspen and its shareholders.

There are substantial risks regarding the supposed synergies. Endurance claims that a combination would result in “over $100 million of annual synergies,” but its discussion is superficial, its claims are unsubstantiated and the types and sources of synergies are unidentified. Importantly, we believe this claim assumes no disruption or loss of business to the combined company. Based on what we are hearing from clients and brokers so far, our serious concerns about the potential combination’s dis-synergies, as indicated in our letter of 8th April, are on target. If anything, we appear to have understated the dis-synergies and the impact they would have on the value of the combined company. Scale for the sake of scale is not a reason to pursue a business combination with Endurance.

The CVC investment will negatively impact the shareholders of both companies. Endurance states that CVC’s $1.05 billion investment consists of Endurance shares at a “pre-negotiated discount,” Endurance warrants with an exercise price “higher than an average market price” and “customary” governance rights for a “significant” minority investment. The amount of equity to be given up to CVC and at what “discount[ed]” price, the amount and terms of the warrants and the “customary” governance rights that CVC would receive all significantly impact the economics of a potential transaction – not just for Aspen and its shareholders, but for Endurance and its shareholders as well. These terms are extremely important to the valuation of the stock component of the consideration that Endurance proposes. If answers to these questions are in fact known, the information should be disclosed to Endurance’s own shareholders and the market as a whole.

Endurance has expressed a strong dislike for Lloyd’s business. In an attempt to convince the market that Endurance would embrace Aspen’s top tier Lloyd’s business, John Charman, Chairman and Chief Executive Officer of Endurance, stated on 14th April that “Aspen’s core strength in the London insurance market – including through Lloyd’s – is an attractive area.” This is in stark contrast to Endurance’s previously expressed disdain for Lloyd’s, including less than a year ago when Mr. Charman stated, “I find it difficult to want to be a . . . piece of [Lloyd’s].” (Insurance Insider, 10th June 2013). Given such statements, we would be extremely concerned that a combination with Endurance would pose risks to our Lloyd’s syndicate, which is one of the most dynamic parts of our insurance franchise and a top performer amongst Lloyd’s syndicates.

The availability of the cash consideration is highly uncertain

Endurance states that the CVC “commitment,” which constitutes most of the cash Endurance would use in a transaction, is “subject to customary due diligence of Aspen by the investors.” Endurance’s response to the concerns we noted in our 8th April letter regarding the certainty of CVC’s “commitment” – that it will provide the terms of the commitment only if we sign a non-disclosure agreement and sit down to meet with Endurance – is no answer at all. Either Endurance has the funds or it does not, and if it has the funds, it should say so. The financing commitment letter should be fully disclosed publicly.

We would expect material personnel disruption and loss of business due to the cultural mismatch between the two companies

We have serious concerns about the significant personnel disruption and loss of attractive business that would result from a combination of Aspen’s collaborative, teamwork-oriented culture with Endurance’s centralized, top-down management model. Endurance’s recent description of its “collegial environment” is inconsistent with the industry’s experience. Aspen is currently in litigation as a result of Endurance’s orchestrated poaching of Aspen employees, and, according to news reports, Mr. Charman was relieved of his positions at his last two companies for his less than collegial attitude – reportedly leaving ACE due to “personal differences” and AXIS when the “board kicked him out in 2012 without cause.” (SNL Insurance Daily, 23rd August 2013). Yet, now Endurance assures our and its own shareholders that a business where the most valuable assets are its people will thrive, and that the merging of the two cultures will proceed smoothly, in the “collegial environment” established under Mr. Charman’s leadership.

Endurance’s “proposal” is highly conditional

Endurance’s “proposal” is merely a request for a one-way option to start an investigation of our company and then later decide if it wishes to pursue a transaction. In addition to the transaction being subject to due diligence of Aspen by Endurance, Endurance’s financing sources would similarly require due diligence of Aspen and would later decide whether or not they wanted to provide the necessary cash funding to Endurance. Furthermore, in addition to a number of regulatory approvals, the transaction described by Endurance would be subject to the approval of both Aspen’s and Endurance’s shareholders – such approvals being sought for a transaction where there would be economically dilutive sponsor-financing and warrants issued of an undisclosed amount and undisclosed value.

The foundation of Aspen’s business is our client relationship franchise, and our people are our most valuable asset. The Aspen Board of Directors is vehemently opposed to the hostile attempt of Endurance to address its business problems at the expense of Aspen and its shareholders. Our Board takes very seriously its fiduciary obligation to pursue all credible offers that have the potential to create superior shareholder value, and we have carefully and thoroughly evaluated Endurance’s “proposal.” For all the reasons indicated in this letter and our prior letter to Endurance, we are resolute that Endurance’s proposal is not in your best interests.

Sincerely,

/s/ Glyn Jones	/s/ Chris O’Kane
Glyn Jones	Chris O’Kane
Chairman of the Board of Directors	Chief Executive Officer

- ENDS -

About Aspen Insurance Holdings Limited

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2013, Aspen reported $10.2 billion in total assets, $4.7 billion in gross reserves, $3.3 billion in shareholders’ equity and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release may contain written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “likely,” “estimate,” “may,” “continue,” “deliver,” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; changes in insurance and reinsurance market conditions; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the effectiveness of our loss limitation methods, including our reinsurance purchasing;

changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, engage in acquisitions or introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions.

For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, including the positioning to deliver profitable growth and value for investors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on February 20, 2014. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Aspen Insurance Holdings Limited

For further information:

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 (646) 502 1076

Kathleen de Guzman, Vice President, Investor Relations, Aspen

kathleen.DeGuzman@aspen.co

+1 (646) 289 4912

Media

Steve Colton, Head of Communications, Aspen

Steve.Colton@aspen.co

+44 20 7184 8337

North America – Sard Verbinnen & Co

Paul Scarpetta or Jamie Tully

+1 (212) 687 8080

International – Citigate Dewe Rogerson

Patrick Donovan or Caroline Merrell

patrick.donovan@citigatedr.co.uk

caroline.merrell@citigatedr.co.uk

+44 20 7638 9571